UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRELIMINARY SCHEDULE 14C INFORMATION

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Lustros, Inc.

(Name of Company as Specified in Its Charter)

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Lustros, Inc.

9025 Carlton Hills Blvd.

Santee, CA 92071

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding Common Stock of Lustros, Inc., a Utah corporation (the “Company,” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with the Revised Utah Business Corporation Act.

1.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 250 million.

2.	To elect the following persons as Directors of the Company until their successors are elected and duly qualify:

William Farley

Gonzalo Troncoso

Bill Hlavin

Zirk de Maison

Richard Berman

Todd Sluzas

Martin Pajor

Robert Dickey - Alternate

3.	To ratify De Joya Griffith, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.	To cast an advisory vote approving the compensation of the Company’s named executive officers.

5.	To cast an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers to be every three years.

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.lustros.com.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

/s/ Trisha Malone
Trisha Malone
Chief Financial Officer
November 22, 2013

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Lustros, Inc.

9025 Carlton Hills Blvd.

Santee, CA 92071

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND

US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders of Lustros, Inc. (the “Company,” “we”, “us,” or “our”) taken without a meeting of stockholders to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about December 2, 2013 to shareholders of record as of November 20, 2013.

What action was taken by written consent?

1.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 250 million.

2.	To elect the following persons as Directors of the Company until their successors are elected and duly qualify:

William Farley

Gonzalo Troncoso

Bill Hlavin

Zirk de Maison

Richard Berman

Todd Sluzas

Martin Pajor

Robert Dickey - Alternate

3.	To ratify De Joy Griffith, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.	To cast an advisory vote approving the compensation of the Company’s named executive officers.

5.	To cast an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers to be every three years.

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How many shares of Common Stock were outstanding on November 20, 2013?

On November 20, 2013, the date we received the consent of the holders as described in the preceding question, there were 92,138,096 shares of Common Stock outstanding. In addition there were 441,416 shares of Preferred Series “A” Stock convertible at the rate of 100 shares of Common Stock per one share of Preferred Series “A” Stock for an additional 44,141,600 shares of Common Stock if converted for a total of 136,279,696 shares of Common Stock on an as-converted basis. The holders of the Series A Preferred Stock have agreed to not convert their shares of Series A Preferred Stock into shares of Common Stock until the increase in authorized shares of our Common Stock from 100 million shares to 250 million shares has been effected.

What vote was obtained to approve the increase in authorized shares of Common Stock and other matters set forth for approval by our shareholders as described in this information statement?

As further described in this Information Statement, we obtained the approval of the holders of approximately 57.46% of our issued and outstanding Common Stock on an as-converted basis in favor of the increase in authorized shares of Common Stock and other matters set forth for approval as described herein. We also obtained the unanimous approval of the Board of Directors of Lustros. The unanimous approval of our Board of Directors and the approval of the holders of approximately 57.46% of our issued and outstanding Common Stock on an as-converted basis on November 20, 2013 of the matters set forth herein and as enumerated in numbered paragraphs 1 – 5. above under “What action was taken by written consent?” are hereinafter referred to as the “Written Consent”.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $7,500.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 20 2013, for: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of our Common Stock; (ii) each of our named executive officers and directors; and (iii) all of our current named executive officers and directors as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

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	Beneficial Ownership
Name(1)	Number of Common Shares	Preferred Conversion (7)	Combined Ownership	Percent of Outstanding Shares (2)
William Farley (3)	11,518,182	5,400,000	16,918,182	12.41%
Gonzalo Troncoso	6,933,174		6,933,174	5.09%
Trisha Malone	1,100,000		1,100,000	0.81%
Zirk de Maison (4)	104,659	2,954,000	3,058,659	2.24%
William Hlavin (5)	5,366,667	5,756,600	11,123,267	8.16%
Richard Berman	1,000,000		1,000,000	0.73%
Robert Dickey (6)	6,547,059	7,381,600	13,928,659	10.22%
Todd Sluzas	200,000		200,000	0.15%

All current officers and directors as a group (eight persons)	32,769,741	21,492,200	54,261,941	39.82%

Angelique de Maison	3,930,917	19,114,100	23,045,017	16.91%

All 5% or greater beneficial owners	3,930,917	19,114,100	23,045,017	16.91%

(1)	The address for each of the above noted individuals is c/o Lustros, Inc., 9025 Carlton Hills Blvd, Ste. A, Santee, CA, USA 92071.
(2)	The percentage ownership reflected in the table is based on 91,187,059 shares of Common Stock outstanding as of September 27, 2013.
(3)	Comprised of (i) 5,518,182 shares of Common Stock and 5,400,000 shares of Common Stock as converted from Preferred Series "A" Stock owned by Global Investment I, LLC, of which Mr. Farley is the member, (ii) 6,000,000 shares of Common Stock owned by LV Ventures, Inc., of which Mr. Farley is the sole stockholder and director.

(4)	Includes 75,035 shares of Common Stock held by the Izak Zirk Engelbrecht Living Trust, of which Mr. Engelbrecht serves as a trustee.
(5)	Includes 5,246,667 shares of Common Stock and 3,294,100 shares of Common Stock as converted from Preferred Series "A" Stock held by Bass Energy Inc., of which Mr. Hlavin is the President and Owner.
(6)	Includes 1,268,415 shares held by Patriot Land Cash Balance Pension Plan and Trust, of which a company owned by Mr. Dickey is the trustee, and 5,278,644 shares of Common Stock and 3,294,100 shares of Common Stock as converted from Preferred Series "A" Stock held by Robert E. Dickey Childrens Irrevocable Trust which benefits Mr. Dickey's children.
(7)	Represents shares of Common Stock issuable upon conversion of Preferred Series "A" Stock by the stockholder.

Changes in Control

As previously disclosed, on February 29, 2012, Power-Save Energy Company, a Utah corporation, entered into an agreement to acquire all of the capital stock of Bluestone S.A. On March 9, 2012, pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) with Bluestone, S.A., a Chilean corporation (“BLUESTONE”), and the shareholders of BLUESTONE, S.A. (“BLUESTONE Shareholders’), the Company acquired 100% of the outstanding shares of Common Stock of Bluestone (the “Bluestone Stock”) from Bluestone Shareholders. In exchange for the Bluestone Stock, the Company issued 60,000,000 shares of its Common Stock to the Bluestone Shareholders. As a result of closing the transaction, Bluestone Shareholders now hold approximately 96.7% of the Company’s issued and outstanding Common Stock. This matter was reported on Form 8-K filed with the Commission on March 12, 2012.

Other than the foregoing, there are no current arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

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A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 is being furnished to each Stockholder with this Proxy Statement.

1. APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Our Board and the holders of a majority of our outstanding shares of Common Stock approved an increase in our number of authorized shares of our Common Stock, par value $0.001 per share (“Common Stock”), from 100 million to 250 million.

The board believes it to be generally in the best interests of us and our stockholders to amend our Certificate of Incorporation, to increase the authorized number of shares of Common Stock by 150,000,000, from 100,000,000 shares to 250,000,000 (the “Proposed Amendment”). Therefore, by action of the board of directors and shareholders holding a majority of the then issued and outstanding shares of our Common Stock taken November 20 2013, Certificate of Amendment to our certificate of incorporation was approved, increasing the number of authorized shares of Common Stock from 100,000,000 to 250,000,000.

The board of directors believes that the proposed increase in the number of authorized shares of Common Stock will provide us with the flexibility we need to conduct our business. The board of directors also believes that this amendment will provide us with greater flexibility in capitalization, including potential future equity and/or convertible debt offerings (which would have a dilutive effect) and consideration for funding ongoing operations , growth and strategic investments , by increasing authorized capital to allow issuance of additional shares of Common Stock, though except as stated above, there are no current finalized arrangements by us that would result in the issuance of the additional authorized shares, nor do we have any current plans to enter into a business combination or merger.

The Company has shareholder approval to increase authorized shares by an additional 150 million shares from 100 million to 250 million. We are at the cusp of reaching our authorized shares of 100 million and thus need to increase authorized shares to 250 million to cover anticipated equity issuances and to have general flexibility in capitalization as described in the disclosure. The current major source of equity issuances is for our Series A Preferred Stock, of which 441,416 shares were issued and outstanding as of November 20, 2013. The issued and outstanding shares of Series A Preferred Stock are convertible into 44,141,600 shares of our Common Stock. The holders of the Series A Preferred Stock have agreed to not convert their shares of Series A Preferred Stock into shares of Common Stock until the increase in authorized shares of our Common Stock from 100 million shares to 250 million shares has been effected.

The following table sets forth our current issued and outstanding Common Stock, a full conversion of our outstanding shares of Series A Preferred Stock, along with shares reserved for issuance upon conversion of our outstanding convertible debt and shares of Common Stock issuable upon a full conversion of our convertible notes with Magna Group, LLC at a 35% discount to the five day average of the lowest trading prices on the preceding five trading days and shares reserved for issuance upon the exercise of Warrants issued in connection with the Unit Purchase Agreement dated November 15, 2013:

SHARES OUTSTANDING AND SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE DEBT AND OUTSTANDING SHARES OF SERIES A CONVERTIBLE STOCK AND EXERCISE OF WARRANTS AS OF NOVEMBER 20, 2013 :

Category	Number of Shares of Common Stock
Common Stock issued and outstanding	92,138,096
Shares issuable upon exercise of Warrants	968,750
Shares issuable upon full conversion of our Convertible Indebtedness	1,781,981
Shares issuable upon full conversion of our issued and outstanding Series A Preferred Stock	44,141,600
TOTAL	139,030,427

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Our audited financial statements for the year ended December 31, 2012 and our financial statements for the three and six months ended June 30, 2013, carry a going concern qualification. We will not be able to continue as a going concern without raising additional funds to cover our operating costs. We anticipate the need to raise additional funds to supplement any potential cash flows well into 2014.

So, an increase of 150 million shares would be appropriate to allow for reserve of sufficient shares to cover shares needed for full conversion of both our Common Stock, convertible indebtedness and Series A Preferred Stock, and to allow us enough flexibility to manage our operations and equity needs for the foreseeable future without the need for us to seek further shareholder approvals of incremental increases in our total share authorization.

The additional shares of Common Stock for which authorization is sought will have the same terms and rights as the shares of Common Stock now authorized. Subject to applicable provisions of law, the proposed additional shares of Common Stock may be issued at such time and on such terms and conditions as the board may determine without further approval by the stockholders.

Possible Effects of Increase in Authorized Common Stock

The Board of Directors has the authority to issue the additional authorized shares of Common Stock, or any part thereof, without further action by the stockholders except as required by law or applicable requirements of self-regulatory organizations. In addition to the issuance of additional Common Stock, our Articles of Incorporation, as amended, currently empowers the Board of Directors to authorize the issuance of one or more series of Preferred Stock without stockholder approval. The proposed increase in the authorized number of shares of Common Stock could have an anti-takeover effect, in that additional shares could be issued, within the limits imposed by applicable law, in one or more transactions that could discourage, delay or make more difficult a change in control or takeover of the Company, although this is not the present intent of the Board. For example, additional shares could be issued by us to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company and thereby increase the cost of acquiring a given percentage of the outstanding stock. Similarly, the issuance of additional shares to certain persons allied with our management and/or Board could have the effect of making it more difficult to remove our current management and/or directors by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this Proposal to increase the authorized number of shares of Common Stock has been prompted by business considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the amendment to the Certificate of Incorporation could facilitate future efforts by us to deter or prevent changes in control of the Company, including trans actions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, the issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value (or decrease in our net loss), an increase in the aggregate number of outstanding shares of the Common Stock caused by the issuance of additional shares would dilute the earnings per share and book value per share (or increase the loss per share) of all outstanding shares of our capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. While authorization of the additional shares will not directly dilute the proportionate voting power or other rights of existing stockholders, future issuances of Common Stock enabled by authorization of the additional share s could reduce the proportionate ownership of existing holders of Common Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

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2. ELECTION OF DIRECTORS OF THE COMPANY

On November 20, 2013, the following directors were elected pursuant to the Written Consent to serve until their successors are elected and duly qualify and will begin to serve upon the 20th day after the date of mailing of this Schedule 14C to our shareholders

William Farley

Gonzalo Troncoso

Bill Hlavin

Zirk de Maison

Richard Berman

Todd Sluzas

Martin Pajor

Robert Dickey - Alternate

All of the above have the resumes and ages provided in the description of current officers and directors set forth herein below.

The following constitute all of the current officers and directors of the Company’s Board of Directors.

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Date of Appointment	Position
Gonzalo Troncoso	51	January 29, 2013	President
		March 9, 2012	Director
Trisha Malone	38	March 9, 2012	Chief Financial Officer
		April 18, 2012	Secretary
Zirk De Maison	56	April 18, 2012	Director
William Hlavin	69	April 18, 2012	Director
Robert Dickey	67	June 22, 2012	Alternate Director
William Farley	70	January 29, 2013	Chief Executive Officer, Director
Todd Sluzas	42	January 29, 2013	Director
Martin Pajor	56	January 29, 2013	Director
Richard Berman	70	August 22, 2012	Director

Term of Office

Each of our officers is elected by the Company’s Board of Directors to serve until the next annual meeting of Directors or until their successors are duly elected and qualified. Each of our directors is elected by the Company’s Board of Directors and shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

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Background and Business Experience of Current Officers and Directors

Gonzalo Troncoso – Mr. Troncoso has over 25 years of management experience in the US, Europe and Latin America.  From 1986 to 1997 Mr. Troncoso served as Vice President - Finance and Chief Financial Officer for SRC International, an energy services conglomerate.  From 1998 to 2001 Mr. Troncoso worked as Vice President -- Finance at Anixter International (NYSEG:AXE) and PSINet (NASDAQ:PSIX).  In 2001, Mr. Troncoso joined Interland (NASDQ:INLD) where he served as Vice President- Finance and Administration until 2004 and as Chief Financial Officer until 2007.  From 2007 to 2009, Mr. Troncoso was the Chief Financial Officer and President of Web Services of Web.com (NASDAQ:WWWW).  Since 2009, Mr. Troncoso has been engaged in several start-ups in the Internet and energy service industries.   Mr. Troncoso  has been a director and the Chief Financial Officer of the Casablana Mining, Ltd. and President of Santa Teresa Minerals since December 2011.  Mr. Troncoso has a B.B.A. in Accounting from Universidad Javeriana in Colombia, South America and an M.B.A. in Finance and International Marketing from St. Joseph’s University in Philadelphia, PA.  Mr. Troncoso is bilingual in English and Spanish.  Mr. Troncoso’s experience in international business management and development, financial management, and accounting, led to the conclusion that he should serve as a Director for the Company.

Trisha Malone – Ms. Malone is the Chief Financial Officer and Secretary of Lustros Inc. Ms. Malone has more than 19 years of experience in finance and accounting including experience in corporate governance, securities regulation, financial controls requirements, and financial management. From 2000 to 2006, Ms. Malone served as Corporate Controller for Xsilogy, Inc., a leading wireless sensor network company, and as the division controller after Xsilogy's acquisition by SYS Technologies, Inc., a public company engaged in government contracting. From 2006 to 2008, Ms. Malone was the Corporate Controller for Satellite Security Corporation, a developer of satellite tracking systems. Since 2008, Ms. Malone has been self-employed as an independent accounting consultant and is presently consulting as Corporate Controller for several private companies. From 2007 to 2009, Ms. Malone served as the Corporate Controller for Lenco Mobile Inc., which operates in the high growth mobile marketing and Internet sectors, and served as Corporate Secretary for the company until June 2010. From June 2010 to September 2012 Ms. Malone served as Chief Financial Officer and a Director of Wikifamilies, Inc., a public company that operates in the technology services industry. Ms. Malone was also a Director of Casablanca Mining, Ltd. since inception and was the Chief Executive Officer of the Company from inception until January 2009 and the Chief Financial Officer from inception through December 2011. Ms. Malone has a degree in Business Administration from Grossmont College. She has also pursued extended studies in corporate law, benefits administration, and human resources.

Zirk De Maison – Mr. De Maison has been a Director of the Company since January 2011 and formerly served as the President of the Company. Mr. De Maison has extensive experience in the formation, capital-raising, and registration stages of numerous public companies, including involvement as a financier and major shareholder of several gold and diamond mining companies in South Africa between 1987 and 1991. Mr. De Maison is the co-founder of WealthMakers, Ltd., a private web-based research technology company that connects members to automated trading platforms for stocks, indexes, bonds, options, commodities and currencies for up to 80 markets around the world. From February 2006 through April 2009, he served as director of Mobicom Corporation (formerly known as Satellite Security Corporation), a public company engaged in the business of development and sale of proprietary, interactive applications and services for the mobile telephone industry that generate transaction-based revenue and aggregate end-user data. From June 2007 through January 2008, he served as the principal executive officer and principal financial officer of Sovereign Wealth Corp., a public company engaged in the business of developing, owning and operating mobile telephone and Internet advertising platforms that are used by mobile telephone network operators and manufacturers, retailers and commercial enterprises to attract and monetize relationships with consumers. From April through October of 2006, he served as the President of Safari Associates, Inc., now known as Power Save Energy Company, a public company engaged in the manufacture, marketing and sale of electricity saving devices for homeowners. Mr. De Maison holds a degree in Mechanical Engineering. Mr. De Maison’s experience in structuring, developing and financing public companies, accounting rules and regulations, securities regulations, and corporate governance led to the conclusion that he should serve as a Director for the Company.

William J. Hlavin – Mr. Hlavin is the President and Owner of Bass Energy, Inc.  Dr. Hlavin received a BS in geology from Ohio University in 1968 and received his masters and doctorate degrees in geology from Boston University in 1976. He has been actively engaged in well development in Ohio since 1969. Dr. Hlavin has participated in the drilling and completion of more than 1,000 wells principally in northeastern Ohio. Dr. Hlavin founded Bass Energy Inc. in 1983. He has held senior management positions in both privately held and public exploration and production companies. He was President of Appalachian Exploration, Inc. (1976-1982); a Canton, Ohio based company that operated over 600 wells. He served as President of Nancy Drilling Company, Inc. (1982-1987) an Ohio based well drilling contractor and as Executive Vice President of publicly traded Resource Exploration, Inc. (1986-1988). Dr. Hlavin, Certified Professional Geologist, is an active member of several organizations including the American Association of Petroleum Geologists, Geological Society of America, the Ohio Oil and Gas Association and as a Fellow of the Explorers Club. Mr. Hlavin’s experience in natural resources and business management led to the conclusion that he should serve as a Director for the Company.

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Richard Berman – Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. In 2012, he became vice chairman of Energy Smart Resources, Inc. and Mr. Berman is a director of six private and three public companies: Advaxis, Inc., Neostem, Inc. and now Lustros, Inc. From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions (completed over 300 deals). He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s experience in structuring, developing and financing public companies, legal, and corporate governance led to the conclusion that he should serve as a Director for the Company.

Robert E. Dickey – Mr. Dickey is a lifelong entrepreneur having worked in family businesses while growing up and in later life working with his own family. He has owned construction and marketing companies. His family currently owns a portfolio of rental properties. They also are involved in the demolition and scrap business. For the past several years, Mr. Dickey and his family have owned companies that have bought and sold oil/gas leases in Ohio’s Utica Shale. He has been an investor in Ohio’s oil/gas industry for 30 years. Mr. Dickey graduated from MT. Union College in 1968 with a B.A. in Education. In 1971 he received his MS. in Education from Youngstown State University, and did extensive post Masters work at several Ohio Universities. From 1968-1998 Mr. Dickey served several Ohio school districts as a Guidance Counselor and retired from public education in 1998. Mr. Dickey’s long standing business success along with his experience in the oil/gas industry led to the conclusion that he should serve as a Director of the Company.

William Farley – Mr. Farley is the sole shareholder of Liam Ventures, Inc., a private equity firm with investments in various industries including technology, communications, railroad, and basic industries. Mr. Farley is also CEO and owner of Zrii International in Salt Lake City, Utah, a liquid nutritional marketer. He served as Chairman and Chief Executive Officer of Farley, Inc. and Fruit of the Loom, Inc. from the time he acquired the company in 1986 through December 1999. During that time, he built FTL from a primarily domestic $500 million underwear company into a leading international manufacturer and marketer of basic family apparel with sales approximating $2.3 billion for the 1999 fiscal year. Fruit of the Loom was sold to Berkshire Hathaway Co. in 2002 for approximately $1 Billion.

Mr. Farley was born and raised in Pawtucket, Rhode Island. He received a Bachelor of Arts degree from Bowdoin College in Maine, and a Juris Doctor degree from Boston College Law School. More recently, Mr. Farley received an honorary degree of Doctor of Laws from his alma mater Bowdoin College.

In addition to his business activities, Mr. Farley has served on various educational, corporate, civic and cultural boards, including: The Horatio Alger Association, The Big Shoulders Fund, The Rush Hospital Heart Institute, The Goodman Theatre of Chicago, and The Lyric Opera of Chicago. He also participates in Chicago Public School’s Principal For A Day Program.

Mr. Farley has received the Ireland-U.S. Council for Commerce and Industry's Annual Outstanding Achievement Award for his efforts to improve economic, business and commercial links between Ireland and the United States. Other honors include: the Apparel Industry Board, Inc.'s Special Award, the Horatio Alger Award for Distinguished Americans, the Freedom Award from America’s Freedom Festival, the American Academy of Achievement's Golden Plate Award, the National Women's Political Caucus' Good Guys Award and the White House's Presidential Award for Entrepreneurial Excellence. Mr. Farley has also previously served as Chairman of the Illinois Ambassadors and the Executive Club of Chicago.

Mr. Farley resides in Chicago with his wife, Shelley and their son Liam. His interests include education, reading, politics, travel, sports, health, and nutrition.

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Todd Sluzas – Mr. Sluzas is the CFO of Liam Ventures, Inc., a private equity firm solely owned by William Farley. Mr. Sluzas has 20 years of accounting, finance, tax, and private equity experience. Mr. Sluzas currently serves as Director of Finance for two portfolio companies, and served as Senior Tax Analyst for Fruit of the Loom during his fifteen-year tenure with Farley. Todd also manages the Family Office of William Farley, where he is responsible for investment analysis & due diligence, risk management, cash management, and tax compliance & planning. Prior to Farley, Mr. Sluzas spent four years with the accounting firm of Price Waterhouse Coopers LLP representing the firm’s audit and tax practice.

Mr. Sluzas earned his Bachelor of Business Administration degree from the University of Notre Dame and is a Certified Public Accountant.

Martin Pajor – Mr. Pajor is a Vice President of Liam Ventures, Inc., a private equity firm solely owned by William Farley. Mr. Pajor has 30 years of accounting, finance, tax, and private equity experience. Martin currently serves as Vice President with operational responsibilities for two operating companies owned by Mr. Farley. These responsibilities include logistics, purchasing, systems and entering new foreign markets primarily in Latin America. Prior to these responsibilities he served as Director of Tax for Fruit of the Loom during his twenty five-year tenure with Farley. Prior to his association with Farley, Martin spent five years with United Stationers Supply Co. where he was instrumental in creating the company’s tax department and assisting in the company’s initial public stock offering.

Mr. Pajor earned his Bachelor of Science in Accountancy degree from the University of Illinois and has a Master of Science in Taxation degree from DePaul University.

Identification of Significant Employees

As of the date of this filing, we currently have four management level employees who work for Lustros, Inc. (two are employed full time and two are employed on a part-time basis and are not compensated). Sulfatos Chile employs 51 full-time employees.

We may require additional employees in the future as we expand our operations. There is intense competition for capable, experienced personnel and there is no assurance we will be able to obtain new qualified employees when required.

Family Relationship

We currently do not have any officers or directors of our company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own or owned more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Gonzalo Troncoso, Myoung Won Sohn, Trisha Malone, Zirk De Maison, William Hlavin, Richard Berman, and Juan Carlos Camus Villegas who are current and former officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock during the fiscal year ended December 31, 2012, have not filed the Form 3’s required by Section 16(a) of the Exchange Act to indicate their initial status as reporting persons under Section 16(a) on a timely basis. In addition, for the fiscal year ended December 31, 2012, Gonzalo Troncoso, Myoung Won Sohn, Trisha Malone, Zirk De Maison, William Hlavin, Richard Berman, and Juan Carlos Camus Villegas also have not filed on a timely basis Form 4’s or 5’s to report certain transactions. Except as described above, to our knowledge, for the fiscal year ended December 31, 2011 and the interim period up to the date of this report, no person who is an officer, director or beneficial owner of more than 10% of the Company’s Common Stock or any other person subject to Section 16 of the Exchange Act failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act.

Code of Ethics

The Company’s former management adopted a Code of Ethics and Business Conduct that applies to all of its officers, directors and employees. The Code of Ethics was filed with the SEC on January 3, 2005 as part of our Annual Report on Form 10-KSB. A copy of our Code of Ethics will also be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Lustros, Inc., 9025 Carlton Hills Blvd. Ste. A, Santee, CA 92071.

Presiding Director

Our Chief Executive Officer, William Farley, has acted as the presiding director at meetings of our board of directors. In the event that Mr. Farley is unavailable to serve at a particular meeting, responsibility for the presiding director function will go to Zirk de Maison. If Mr. de Maison is unavailable to serve at a particular meeting, responsibility for the presiding director function will rotate among the chairmen of each of the committees of our board of directors.

Corporate Governance

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board of directors is working to adopt and implement many “best practices” in the area of corporate governance, including possible future separate committees for the areas of audit and compensation, maintenance of a majority of independent directors, and written expectations of management and directors, among other things. In 2012, all incumbent directors attended 75% of our meetings of the board of directors.

Communications with the Board of Directors

Stockholders and other parties who are interested in communicating with members of our board of directors, either individually or as a group, may do so by writing to Trisha Malone, c/o Lustros, Inc., Lustros, Inc., 9025 Carlton Hills Blvd. Ste. A, Santee, CA 92071. Ms. Malone will review all correspondence and forward to the appropriate members of the board of directors copies of all correspondence that, in the opinion of Ms. Malone, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention.

Board nominations

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to our Corporate Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by the Corporate Secretary not later than (a) with respect to an Annual Meeting of Stockholders, 120 days before the date on which next year’s proxy statement will be mailed, which the Company anticipates will be on or about May 1, 2014, and (b) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of the meeting is first given to stockholders. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC, including the written consent of the person proposed to be nominated to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to the stockholder making the nomination (i) the name and address of the stockholder, (ii) the number of shares held by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of the Company, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and (iv) a description of all arrangements or understandings between the stockholder and each nominee.

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Director Attendance at Annual Meetings of Stockholders

We encourage our directors to attend Annual Meetings, although such attendance is not required.

3. RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013

The Board of Directors has selected De Joya Griffith, LLC to serve as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2013. Pursuant to the Written Consent, the stockholders of the Company ratified the selection of this appointment. De Joya Griffith, LLC served as our independent registered public accounting firm for the year ended December 31, 2012.

De Joya Griffith LLC audited our financial statements from inceptions (January 26, 2012) to December 31, 2012. Aggregate fees billed to us by De Joya Griffith LLC for professional services rendered with respect to the period from inceptions (January 26, 2012) to December 31, 2012 were as follows:

Audit Fees	$31,250
Audit-Related Fees	0
Tax Fees	0
All Other Fees	0
$31,250

In the above tables, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees we paid for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of financial statements included in Form 10-Qs, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

All audit related services, tax services and other services rendered by the Company’s principal accountant for the period from inception (January 26, 2012) to December 31, 2012 were pre-approved by the Company’s Board of Directors. The Board of Director has adopted a pre-approval policy that provides for the pre-approval of all of the services that were performed for the Company by its principal accountant.

4. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As part of the Written Consent, our shareholders cast an advisory vote on the compensation of our named executive officers disclosed in the Executive Compensation section of this Proxy Statement. While this vote is non-binding, the Company values the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions.

The Board believes that the objectives of our executive compensation program are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives.  In addition the Board believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation and pays for performance.  The Board also believes that the Company’s executive compensation programs effectively align the interests of our executive officers with those of our shareholders by tying a portion of their compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.  Accordingly, we are asking our shareholders to approve the compensation of our named executive officers.  This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather cover the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

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5. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As part of the Written Consent, our shareholders voted to recommend, in a non-binding vote, whether the advisory shareholder vote on the compensation of our named executive officers should occur every one, two or three years. While this vote is non-binding, the Company values the opinions of shareholders and will consider the outcome of the vote when considering the frequency of future advisory shareholder votes on executive compensation.

We believe, and our shareholders so voted, that a three-year frequency for the advisory shareholder vote on executive compensation is most consistent with the objectives of our executive compensation programs. We believe the best way for shareholders to evaluate the Company’s performance is over a three-year period because our executive compensation programs are designed to motivate and reward sustainable long-term performance. A three-year time horizon will provide shareholders with a long-term view of whether our executive compensation programs are achieving their objectives.

We continuously evaluate our executive compensation programs and make prudent changes when necessary to ensure alignment with shareholder interests. Shareholders can provide the Company their views on executive compensation matters during the interval between shareholder advisory votes. The Company welcomes shareholder input on our executive compensation matters, and shareholders are able to reach out directly to our Board of Directors at http://www.lustros.com/ to express their views on executive compensation.

Executive compensation is set by the entire board of directors. A key component of executive compensation is in the form of long-term incentives.  This ensures that executive compensation continues to align appropriately with long-term shareholder interests and the Company’s performance in years no shareholder advisory vote is presented.

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers from Inception through December 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gonzalo Troncoso, CEO/ Principal Executive Officer	2012	$120,000	$nil	nil	nil	nil	nil	$nil	$120,000
Myoung Won Sohn, President	2012	$20,000	$nil	nil	nil	nil	nil	$nil	$20,000
Trisha Malone, CFO/Principal Financial Officer	2012	$31,000	$nil	nil	nil	nil	nil	$nil	$31,000
Larry Zielke, SVP/General Counsel	2012	$90,000	$nil	nil	nil	nil	nil	$nil	$90,000

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Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company. Mr. Troncoso is currently employed on an at-will consulting basis and is being paid a salary of $180,000 per year, Ms. Malone is currently employed on an at-will consulting basis and is being paid a salary of $120,000 per year. Mr. Sohn resigned from his position as the President of the Company and was being paid a salary of $60,000 per year before his resignation, Mr. Zielke resigned from his position as the Senior Vice President and General Counsel of the Company and was being paid a salary of $120,000 per year before his resignation. All other executives provide their services with no pay as a result of their equity ownership in the Company.

Outstanding Equity Awards at Fiscal Year-End

Since inception, we have not made any equity awards to any of our executive officers.

Long Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Director Compensation

Our directors receive no compensation for their service on our board of directors.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Limitation of Liability and Indemnification of Directors and Officers

The Utah Revised Business Corporation Act permits a Utah corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Articles of Incorporation and bylaws do not presently provide for the indemnification of our officers and directors. However, we may elect to approve such indemnification, by amendment to our articles of incorporation or bylaws, in the future. Pursuant to Sections 16-10a-902 and 16-10a-907of the Utah Revised Business Corporation Act, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Having these provisions in our articles of incorporation and bylaws may be necessary to attract and retain qualified persons as directors and officers. These provisions would not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Utah law. In addition, each director would continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. Any such provision also would not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

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The indemnification provided by the Utah Revised Business Corporation Act is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

As of September 30, 2013, Mr. Troncoso and Mr. Farley were officers of the Company and therefore not considered “independent” as defined by the Nasdaq Marketplace Rules. Therefore, Mr. De Maison, Mr. Hlavin, Mr. Berman, Mr. Sluzas and Mr. Pajor were the only directors that are “independent” as defined by the Nasdaq Listing Rules.

Transactions with Related Persons

Suprafin Note

From February 2012 through September 30, 2013, Suprafin, Ltd. (“Suprafin”) provided the Company a total of $3,467,879 in non-interest bearing unsecured demand loans to enable Bluestone to pay the balance of the purchase price for the Sulfatos Acquisition and for working capital purposes. Zirk de Maison (formerly Engelbrecht), currently a member of the Board of Directors, and formerly the Chief Executive Officer, of the Company, is the owner of Suprafin. In April 2012 Suprafin assigned $570,988 of the loans to Walker River Investments, Corp (“Walker”) and in December 2012 Suprafin assigned an additional $250,000 of the loans to Walker which the Company was informed of in May 2013. In May 2012, Suprafin agreed to cancel $429,000 of these loans in exchange for 100,000 shares of Series A Preferred Stock. In May 2013 Suprafin agreed to cancel an additional $172,000 of these loans in exchange for 17,200 shares of Preferred Series A Stock at $10 per share. As of September 30, 2013, the Company had repaid $1,695,164 of these loans, and the outstanding balance of these loans was $350,727. $296,798 represented the additional advances made by Suprafin, Ltd during the nine month period ended September 30, 2013.

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Director Notes

From September through December 2012, the Company borrowed a total of $1,040,000 for working capital purposes from Robert Dickey, currently an alternate member of the Board of Directors and Bass Energy. Bill Hlavin, currently a member of the Board of Directors is the owner of Bass Energy. In May 2013 Robert Dickey agreed to cancel $300,000 of his loans in exchange for 30,000 shares of Preferred Series A Stock at $10 per share leaving a balance due of $740,000, $500,000 to Bass Energy and $240,000 to Robert Dickey as of September 30, 2013. These loans are non-interest bearing, unsecured demand loans to be repaid from a future financing or from operating cash flows. These loans are personally guaranteed by Zirk de Maison.

From January through June 2013, the Company borrowed a total of $34,000 for working capital purposes from Global Investments I LLC. William Farley, currently our Chief Executive Officer and a member of the Board of Directors, is the owner of Global Investments I, LLC. In May 2013 Global Investments I agreed to cancel the full balance of $34,000 of these loans and contributed an additional $266,000 in exchange for 30,000 shares of Preferred Series A Stock at $10 per share.

Related Party Stock Transactions

From inception (January 26, 2012) to September 30, 2013, the Company has issued and sold an aggregate of 25,136,363 shares of Common Stock (including 175,000 shares of Series A Preferred Stock which were converted to 17,500,000 shares of Common Stock) to directors and executive officers. From April through September 2013 the Company has sold 281,023 shares of Series A Preferred Stock to affiliates, directors and executive officers of the Company.

On March 1, 2013, the Company and Global Investments I, LLC (“Global”) entered into a Stock Purchase Agreement, whereby Global agreed to purchase 818,182 shares of Common Stock at a purchase price of $0.55 per share for total proceeds of $450,000.

On March 1, 2013, the Company and Angelique de Maison (“de Maison”) entered into a Stock Purchase Agreement, whereby de Maison agreed to purchase 181,818 shares of Common Stock at a purchase price of $0.55 per share for total proceeds of $100,000.

On April 22, 2013, the Board of Directors of the Company approved the sale of up to 100,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $10.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  On June 25, 2013 the Board of Directors of the Company approved increasing the number of Preferred Series “A’ Shares available for sale to 142,200. The Series A Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering was June 30, 2013, and a total of 142,200 Series “A” Shares for a total of $1,422,000 have been subscribed for to date.  $950,000 was received as cash proceeds and $472,000 were settled against related party loans. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In accordance with the guidance provided in ASC 480 and ASC 815, the Company determined that the conversion feature of the Series “A” Shares convert into more Common Stock shares than were currently authorized represented a deemed derivative. Accordingly, the Series “A” Shares are not considered to be “conventional” Preferred Stock and thus the embedded conversion feature must be bifurcated and accounted for as a deemed derivative liability. The fair value of $2,909,604 was recorded as an embedded derivative liability, which reduced the value of Equity reflected. See Note 10 – Derivative Liability.

On June 25, 2013 the Board of Directors of the Company approved the sale of up to an additional 50,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $17.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. In addition, the Board of Directors of the Company approved the sale of Convertible Notes bearing interest at the rate of 10% per annum redeemable in 18 months or convertible after six months into shares of the Company’s Common Stock at a price equal to 60% of the average of the variable weighted average price for the 10 trading days prior to the date of conversion. As of September 30, 2013, 19,176 subscriptions had been sold for $326,000 in cash proceeds and $69,000 in Convertible Notes had been issued.

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On August 8, 2013 the Board of Directors of the Company approved the sale of up to an additional 130,000 Preferred Series “A” Shares of the Company (Series “A” Shares) at a purchase price of $5.00 per share. Each Series “A” Share is convertible into 100 shares of Company Common Stock upon the satisfaction of certain terms and conditions.  The Series “A” Shares were offered to small group of accredited investors already familiar with the Company in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933.  The termination date of the offering is September 30, 2013. The offering is only available to this small group of accredited investors and this disclosure does not constitute an offer to sell securities to any persons whatsoever. As of September 30, 2013, 130,000 subscriptions had been sold for $650,000 in cash proceeds.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the board of directors does not intend to present any other business for action at the Annual Meeting and knows of no other matters to be presented at the Annual Meeting that are proper subjects for action by the stockholders. However, if any other business should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR 2014 ANNUAL MEETING

Stockholders wishing to propose nominees for directors for next year’s Annual Meeting of Stockholders should submit such proposed nominees to us by the date that stockholder proposals for next year’s Proxy Statement must be received, which is 120 days before the date on which next year’s proxy statement will be mailed, which the Company anticipates will be on or about May 1, 2014. Refer to “Stockholder Proposals for Annual Meeting in 2014.” All nominees proposed by stockholders will be considered by the board of directors in making its nominations for directors, but not every proposed nominee will be accepted. Stockholders also have the right to nominate persons for election as directors in accordance with procedures set forth in our By-Laws.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If a stockholder wishes to submit a stockholder proposal pursuant to Rule 14a-5(e) of the Exchange Act for inclusion in our Proxy Statement for the 2014 Annual Meeting of Stockholders, we must receive such proposal and supporting statements, if any, at our principal executive office by March 31, 2014. A stockholder’s notice to our secretary must set forth as to each matter the stockholder proposes to bring before the 2014 Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the 2014 Annual Meeting of Stockholders; (2) the reason(s) for conducting such business at the 2014 Annual Meeting of Stockholders; (3) the name and record address of the stockholder proposing such business; (4) the class and number of our shares that are beneficially owned by the stockholder proposing such business; and (5) any financial interest in the proposed business of the stockholder proposing such business.

If a stockholder wishes to submit a stockholder proposal outside of Rule 14a-5(e) to be brought before the 2014 Annual Meeting of Stockholders, the stockholder must give timely notice in writing to our secretary. We must receive such notice at our principal executive office not less than 60 days nor more than 90 days prior to the date of the 2014 Annual Meeting of Stockholders, pursuant to our By-Laws.

Such proposals should be submitted in writing to: Lustros, Inc. at the address provided above.

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QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: Lustros, Inc. at the address provided above.

Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact our transfer agent:

American Registrar & Transfer Co.

PO Box 1798

Salt Lake City, Utah 84110

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the public reference room. Our Commission filings are also available to the public via: (1) commercial document retrieval services; (2) the Commission’s website, www.sec.gov ; and (3) our website, www.lustros.com .

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC is available without charge upon written request to: Lustros, Inc., 9025 Carlton Hills Blvd. Ste. A, Santee, CA 92071; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer by mail to American Registrar & Transfer Co., PO Box 1798, Salt Lake City, UT 84110, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

By Order of the Board of Directors

/s/ Trisha Malone
Trisha Malone
Chief Financial Officer
November 22, 2013

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EXHIBIT A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LUSTROS, INC.

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State of Utah	File Number__________________________
DEPARTMENT OF COMMERCE	Non-Refundable Processing Fee: $37.00
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is:  Lustros Inc.

2. The date the following amendment(s) was adopted:  ___________________, 2013.

3. If changing the corporation name, the new name of the corporation is:

4. The text of each amendment adopted (include attachment if additional space needed):

Article IV

The aggregate number of shares which this corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of $0.001 par value common stock.

5. If providing for an exchange, reclassification or cancellation of issued shares, providions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐	No shares have been issued or directors elected - Adopted by Incorporator(s)

☐	No shares have been issued but directors have been elected - Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required - Adopted by the board of directors

☒	The number of votes cast for the amendments(s) by each voting group entitled to vote separately on the amendments(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Delayed effective date (if not to be effective upon fiing) ___________________ (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: /s/ Trisha Malone	Title: CFO

Dated this     __    day of       _____,    2013   .

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliate with the entity.

Mailing/Faxing Information:          www.corporations.utah.gov/contactus.html

Division's Website:                     www.corporations.utah.gov

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